Exhibit 10.15

Energy Transfer Crude Marketing LLC

ETCM # ALPHC22TP0001

CRUDE OIL PURCHASE AGREEMENT

This Crude Oil Purchase Agreement (this “Agreement”) is made and entered into as of June 7, 2022 (the “Agreement Date”) based on terms agreed to by Brenna Wilson of Energy Transfer Crude Marketing LLC, a Texas limited liability company (“Buyer”) and Joe Kelloff of Alpha Energy Texas Operating, LLC (“Seller” and, together with Buyer, each, a “Party,” and collectively, the “Parties”).

WHEREAS, Seller owns or is authorized to sell all of the volumes of crude oil and/or condensate (referred to in this Agreement as “Crude Oil” for convenience whether crude oil or condensate) produced from the properties (“Properties”) described in the Exhibit attached hereto and made a part hereof; and

WHEREAS, Buyer desires to purchase and receive all Dedicated Crude Oil (as defined below) and Seller desires to sell and deliver all such Dedicated Crude Oil in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Term. Unless otherwise terminated in accordance with the terms of this Agreement, this Agreement shall be effective as of the earlier of (i) the Agreement Date and (ii) the Commencement Date, and the primary term (“Primary Term”) of this Agreement shall commence on May 1, 2022 (the “Commencement Date”) and continue in effect for one (1) month. Immediately following the Primary Term, this Agreement shall automatically continue from month to month thereafter (each such month, a “Successive Term”), unless and until terminated at the end of the Primary Term or any Successive Term, as applicable, by either Party by giving at least thirty (30) days’ advance written notice of termination to the other Party. The Primary Term and any and all Successive Terms shall be collectively referred to as the “Term”.

2.    Quantity. Subject to the provisions hereof, during each month during the Term Seller shall sell to Buyer and hereby commits and dedicates to the performance of this Agreement all of Seller’s right, title, and interest to Crude Oil in place in, under, or attributable to the Properties, and Seller further commits and dedicates to the performance of this Agreement, and Buyer shall purchase from Seller, all of the Crude Oil owned or controlled by Seller or any other entity directly or indirectly controlling, controlled by, under common control with, or otherwise affiliated with Seller (each an “Affiliate”), or that Seller or its Affiliate(s) has the right and authority to sell and deliver, that is produced from the Properties during each month of the Term (such Crude Oil referenced in this Section 2, the “Dedicated Crude Oil”).

3.    RESERVED.

4.    Delivery Point, Title, and Risk of Loss. Delivery shall take place and title to, and risk of loss of, the Dedicated Crude Oil shall pass from Seller to Buyer when the Dedicated Crude Oil passes the outlet flange of Seller’s applicable lease facility to the applicable receiving equipment of Buyer or Buyer’s designated agent (each a “Delivery Point”).

1300 Main Street | Houston, Texas 77002 | (713) 989-7000

5.    Warranty of Title and Authority to Sell. Seller hereby represents and warrants (i) good title, free and clear of all liens and encumbrances, to the Crude Oil sold and delivered under this Agreement that is owned or controlled by Seller or its Affiliate(s) and (ii) that as to the remaining portion of the Crude Oil sold and delivered hereunder, Seller has the right and authority to sell and deliver said Crude Oil for the benefit of the true owners thereof. Seller further represents and warrants that the Crude Oil has been produced, handled, and transported to the Delivery Point(s) hereunder in accordance with all applicable laws, rules and regulations of all governmental authorities having jurisdiction thereof. SELLER AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER AND ITS AFFILIATES FROM AND AGAINST ALL CLAIMS, DEMANDS, SUITS, DEBTS, ACCOUNTS, PENALTIES, INTEREST (INCLUDING BUT NOT LIMITED TO INTEREST OWED AS A RESULT OF DELAYED OR UNTIMELY PAYMENT OF PROCEEDS BY SELLER UNDER ANY APPLICABLE LAW), DAMAGES, COSTS, LOSSES, EXPENSES (INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEY’S FEES) AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, THAT BUYER MAY SUFFER OR INCUR ARISING OUT OF OR IN CONNECTION WITH (I) ANY BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY SELLER UNDER THIS AGREEMENT; (II) ANY CLAIMS BY WORKING INTEREST OWNERS, ROYALTY OWNERS OR OTHER THIRD PARTIES RELATED TO THE OWNERSHIP OF OR TITLE TO THE CRUDE OIL; (III) ANY CLAIMS BY WORKING INTEREST OWNERS, ROYALTY OWNERS OR OTHER THIRD PARTIES RELATED TO THE METHOD OR MANNER IN WHICH THE PRODUCER OR SELLER CHARGES EXPENSES RELATED TO THE CRUDE OIL; (IV) ANY LIENS OR ENCUMBRANCES ASSERTED AGAINST THE CRUDE OIL, INCLUDING THOSE ARISING OUT OF OR IN CONNECTION WITH ANY APPLICABLE OIL AND GAS LIEN LAWS); (V) SELLER’S FURTHER DISTRIBUTION OF OIL AND GAS PROCEEDS TO OWNERS LEGALLY ENTITLED THERETO PURSUANT TO APPLICABLE LAW; AND/OR (VI) PAYMENT OF SUCH PROCEEDS TO APPROPRIATE STATES AS UNCLAIMED PROPERTY PURSUANT TO APPLICABLE LAW. SELLER’S OBLIGATIONS IN THE PRECEDING SENTENCE APPLY REGARDLESS OF SOLE, JOINT OR CONCURRENT NEGLIGENCE OF BUYER.

Notwithstanding anything to the contrary contained in this Agreement, in the event of a dispute or claim arising out of or in connection with the ownership of, or a dispute or claim regarding the right to receive proceeds of the Crude Oil that is sold under this Agreement, Buyer shall be entitled to suspend any or all payments to Seller until the resolution of such dispute, without prejudice to any other right or remedy available to Buyer under this Agreement or applicable law, and Seller hereby specifically gives approval to Buyer for such suspension and agrees not to challenge any such suspension from Buyer.

6.    Price. For Dedicated Crude Oil sold and delivered by Seller and received and purchased by Buyer in accordance with this Agreement, the price per barrel from each Property for each month shall be the value determined by the Pricing Formula modified by the Net Adjustment stated in the Exhibit for such Property.

The per-barrel price shall be the United States Dollar price determined in accordance with the above will be rounded to the nearest 4 decimals. For pricing purposes, any Dedicated Crude Oil delivered hereunder shall be deemed to have been delivered in equal daily quantities, and the price as described above shall be based on the prices in effect during the calendar month in which deliveries occur.

7.    Payment Terms and Netting. After verification of deliveries received by Buyer in compliance with this Agreement, payment for Dedicated Crude Oil sold and delivered hereunder will be made to Seller on or about the 20th day of the month following the month of delivery, subject to payment owed to Buyer under this Agreement as a result of negative pricing, any Deficiency Payment, fees related to truck load rejection, or other costs, charges, and offsets, as applicable. In the event that net payment is due to Buyer as a result of negative pricing or other costs, charges, and offsets, as applicable, payment hereunder will be made to Buyer on or about the 20th day of the month following the month of delivery. If the payment date falls on a Saturday, or bank holiday other than a Monday, payment shall be due on the preceding banking day; provided that, if the bank(s) from which a Party routinely makes payment to contract counterparties is unable to process payments or is closed due to an event that would constitute an event of Force Majeure for other purposes of this Agreement, whether declared or not, payment shall be due, as applicable, on the first day that the bank(s) resume payment processing or the first banking day immediately following the date such payment would otherwise have been due hereunder. If payment falls on a Sunday or a Monday bank holiday, payment shall be due on the succeeding business day.

For clarity, in the event that Buyer and Seller are each required to pay an amount under this Agreement, then Buyer may aggregate such amounts with respect to each Party and the Parties shall discharge their obligations to pay through netting, in which case the Party, if any, owing the greater amount shall pay to the other Party the difference between the amounts owed as determined by Buyer; provided however, if Buyer is the owing Party Buyer shall pay Seller the amount owed less Severance Tax in respect of or applicable to Crude Oil delivered in the delivery month under this Agreement, and Seller hereby agrees to make timely and accurate payments and/or accounting, as applicable, to all working and royalty interest owners of the Dedicated Crude Oil and comply with all applicable laws. If Seller is the owing Party, Seller’s failure to pay under this Agreement shall constitute a material breach of this Agreement and, without waiving Buyer’s other remedies provided under this Agreement, Buyer shall have the right to offset any future amounts due Seller until Seller has paid Buyer in full for the shortfall. SELLER AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER AND ITS AFFILIATES FROM AND AGAINST ALL CLAIMS, DEMANDS, SUITS, DEBTS, ACCOUNTS, PENALTIES, INTEREST (INCLUDING BUT NOT LIMITED TO INTEREST OWED AS A RESULT OF DELAYED OR UNTIMELY PAYMENT OF PROCEEDS BY SELLER UNDER ANY APPLICABLE LAW), DAMAGES, COSTS, LOSSES, EXPENSES (INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEY’S FEES) AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, THAT BUYER MAY SUFFER OR INCUR ARISING OUT OF OR IN CONNECTION WITH (I) ANY BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY SELLER UNDER THIS AGREEMENT; (II) ANY CLAIMS BY WORKING INTEREST OWNERS, ROYALTY OWNERS OR OTHER THIRD PARTIES RELATED TO THE OWNERSHIP OF OR TITLE TO THE CRUDE OIL; (III) ANY CLAIMS BY WORKING INTEREST OWNERS, ROYALTY OWNERS OR OTHER THIRD PARTIES RELATED TO THE METHOD OR MANNER IN WHICH THE PRODUCER OR SELLER CHARGES EXPENSES RELATED TO THE CRUDE OIL; (IV) ANY LIENS OR ENCUMBRANCES ASSERTED AGAINST THE CRUDE OIL, INCLUDING THOSE ARISING OUT OF OR IN CONNECTION WITH ANY APPLICABLE OIL AND GAS LIEN LAWS); (V) SELLER’S FURTHER DISTRIBUTION OF OIL AND GAS PROCEEDS TO OWNERS LEGALLY ENTITLED THERETO PURSUANT TO APPLICABLE LAW; AND/OR (VI) PAYMENT OF SUCH PROCEEDS TO APPROPRIATE STATES AS UNCLAIMED PROPERTY PURSUANT TO APPLICABLE LAW. SELLER’S OBLIGATIONS IN THE PRECEDING SENTENCE APPLY REGARDLESS OF SOLE, JOINT OR CONCURRENT NEGLIGENCE OF BUYER.

Notwithstanding anything to the contrary contained in this Agreement, in the event that Seller owes Buyer any payments (including but not limited to, any fee related to truck load rejection, any damages or indemnity payments, or payments resulting from negative pricing) pursuant to this Agreement, or any other agreements between the Parties, Buyer may invoice Seller for any amounts due from under this Agreement and Seller shall make payment within ten (10) business days after delivery of Buyer’s invoice. Buyer also has the right to offset such amounts owed against any payments due to Seller under this Agreement, without prejudice to any other right or remedy available to Buyer under this Agreement or applicable laws, and Seller hereby gives approval to Buyer for such setoff and agrees not to challenge the same.

Any and all payments that have not been disputed or challenged in writing, with all supporting documentation, within twenty-four (24) months from the last day of the month of delivery shall be conclusively deemed to be correct and accurate and no retroactive adjustment shall be made beyond such twenty-four (24) month period.

8.    RESERVED

9.    Taxes. For all purposes in this Agreement, the term “Taxes” shall mean (a) all severance, production and similar taxes levied, assessed or fixed by any governmental authority in respect of or applicable to Crude Oil delivered under this Agreement (collectively the “Severance Tax”), (b) all income, franchise and similar taxes incurred by or imposed on Seller, any of its Affiliates, or any of its or their direct or indirect owners, (c) all payroll taxes related to employees of Seller, any of its Affiliates, or any of its or their direct or indirect owners, (d) all ad valorem taxes associated with Seller’s or its Affiliates’ facilities and (e) any and all other taxes imposed on or with respect to Crude Oil delivered under this Agreement that arise upstream of the Delivery Point(s). The term “Tax” shall have the correlative meaning.

Buyer is hereby authorized to withhold from the proceeds, if any, allocable to the sale and delivery of Crude Oil hereunder all Severance Tax applicable to Crude Oil delivered under this Agreement. In the event that Buyer’s withholdings from the net sale proceeds is insufficient to pay all Severance Tax, Seller shall be responsible for the deficit and promptly pay Buyer the deficit amount or reimburse Buyer, as applicable. It is Seller’s sole obligation and responsibility to notify Buyer of any tax-exempt interests or other material tax-related information or updates so that such taxes can be reported and paid correctly. Except as provided above, all Taxes are Seller’s responsibility. SELLER AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER AND ITS AFFILIATES FROM AND AGAINST ALL CLAIMS, DEMANDS, SUITS, DEBTS, ACCOUNTS, PENALTIES, INTEREST (INCLUDING BUT NOT LIMITED TO INTEREST OWED AS A RESULT OF DELAYED OR UNTIMELY PAYMENT OF TAXES BY OR ON BEHALF OF SELLER UNDER ANY APPLICABLE LAW), DAMAGES, COSTS, LOSSES, EXPENSES (INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEY’S FEES) AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, THAT BUYER MAY SUFFER OR INCUR ARISING OUT OF OR IN CONNECTION WITH ANY TAX- RELATED OBLIGATIONS OF SELLER.

10.    Trucking Requirements. The Trucking Addendum attached hereto is incorporated by reference herein and made a part hereof.

11.    Quality Requirements. Seller acknowledges and agrees that Buyer has the unilateral right (but not the obligation) to suspend and/or terminate accepting any or all deliveries including but not limited to, any future deliveries, and/or suspend and/or terminate this Agreement, at any time, and seek damages and/or other remedies at any time, if in Buyer’s sole discretion, the Crude Oil received under this Agreement does not meet or exceed the Crude Oil quality requirements of this Agreement. Further, Seller acknowledges and agrees that Buyer and/or its representatives shall have the right (but not the obligation) to sample Crude Oil at any time prior to purchase, or during the term of this Agreement, for any purpose, including but not limited to, testing for compliance with the quality requirements of this Agreement. Buyer may reject all or any part of the delivery(ies) or future deliveries if Crude Oil does not meet the quality requirements of this Agreement, in addition to any and all other remedies available to Buyer in contract, law or otherwise. In addition, Buyer also has the right (but not the obligation) to dispose of Crude Oil contaminated by organic chlorides or other substances foreign to virgin Crude Oil or other non-naturally occurring chemicals (“Contaminated Crude Oil”) and all expenses, costs and liabilities related to Contaminated Crude Oil shall be on account of Seller. Seller agrees to promptly provide any information related to H2S quantities in its Crude Oil, as well as VPCR and Gravity, if applicable. In the event of a delay or refusal by Seller to provide any requested information, Buyer shall have the right to order samplings and testings as it deems fit, and Seller shall be responsible for all costs and expenses therefor. Acceptance of Crude Oil that does not meet the quality requirements of this Agreement shall in no way affect Buyer’s rights and remedies for off-specification Crude Oil or be considered a waiver of any of its rights or remedies. Buyer shall not be obligated to pay for Contaminated Crude Oil, as determined by Buyer at its sole discretion. SELLER AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER AND ITS AFFILIATES FROM AND AGAINST ALL CLAIMS, DEMANDS, SUITS, DEBTS, ACCOUNTS, PENALTIES, INTEREST, DAMAGES, COSTS, LOSSES, EXPENSES (INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEY’S FEES) AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, THAT BUYER MAY SUFFER OR INCUR ARISING OUT OF OR IN CONNECTION WITH SELLER’S BREACH OF ANY QUALITY REQUIREMENTS OR QUALITY- RELATED OBLIGATIONS UNDER THIS AGREEMENT.

12.    Notices. All notices, statements or other communications to be given, submitted or made by either Party to the other shall be sufficiently given if in writing and when (a) served by certified, registered or express mail or by reputable, overnight courier service upon the Party for whom intended, or (b) sent by electronic mail to the Party for whom intended at the email address of such Party if specified below in this section and if to Buyer shall include Buyer’s Contract Number provided on the first page. Either Party may change its information for the purpose set forth in this section upon giving at least 15 days’ prior written notice to the other Party.

Buyer:

Contract Administration & Legal notices:

Energy Transfer Crude Marketing LLC

1300 Main Street

Houston, TX 77002

Attn: Contract Administration

Email:CrudeContracts.Mailbox@energytransfer.com

Copies of all legal notices to be sent via overnight courier to:

Energy Transfer Crude Marketing LLC

1300 Main Street

Houston, TX 77002

Attn: Sweta Sethna, Chief Counsel

Email: Sweta.Sethna@energytransfer.com

Nominations:

Energy Transfer Crude Marketing LLC

1300 Main Street

Houston, TX 77002

Seller: Alpha Energy Texas Operating, LLC 14143 Denver West Parkway, Suite 100 Golden, CO 80401 Attn: Joe Kelloff Email: jkelloff@alpha-energy.us

Attn: Brenna Wilson

Email: TulsaAnalysts.Mailbox@energytransfer.com

Phone: (713) 989-4383

Invoicing and Payables & Receivables:

Energy Transfer Crude Marketing LLC

1300 Main Street

Houston, TX 77002

Attn: Crude Oil Settlements

Email: CrudeSettlements.Mailbox@energytransfer.com

13.    Conflict with Division Orders. In the event of any conflict between the provisions of this Agreement and the provisions of any applicable division order(s), the provisions of this Agreement shall control. Notwithstanding any such conflict, Seller shall protect, defend, indemnify and hold harmless Buyer as otherwise set forth in this Agreement, including but not limited to Section 5 and Section 7 herein.

14.    Survival of Provisions: The rights and obligations of either Party under the sections of this Agreement relating to Taxes, payment, indemnity, governing law, venue, waiver of jury trial and right of the Parties to offset any payment due to the other Party under this Agreement or other agreements shall survive termination of this Agreement. Notwithstanding the termination of this Agreement for any reason, each Party shall be liable for all of its accrued obligations hereunder up to and including the date on which the termination becomes effective.

15.    Attachments and Exhibits: Any and all Exhibits and attachments to this document, including but not limited to, the Trucking Addendum and the Sunoco Partners Marketing & Terminals L.P. Crude Oil Purchase Agreement General Provisions dated May 1, 2020 (the “GTCs”), are part of this Agreement and are incorporated herein to the extent applicable in accordance with the following sentence. In case of conflict between the terms of this document and any Exhibit or attachment, the terms of this document shall control.

16.    Additional Rights. The Parties agree that the execution of this Agreement, and the performance and enjoyment of the obligations and rights contemplated herein, is without prejudice to any additional rights or obligations the Parties may have to each other under separate and distinct agreements.

17.    The closing salutation in this electronic Agreement documentation constitutes Buyer’s signature. No modification of this Agreement shall be effected by any offer, proposal, quotation, acknowledgment, shipping instruction, purchase order, or any other document containing terms or conditions different from or in addition to those in this Agreement, all such different or additional terms being hereby objected to in advance and rejected. Buyer’s acceptance of Seller’s Dedicated Crude Oil shall not be deemed an acceptance of Seller’s contract, if one is sent to Buyer and Buyer’s contract shall govern except to the extent of any error.

18.    Counterparts. This Agreement may be executed by electronic means (including by pdf) and in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. If the above does not accurately represent the terms agreed to between the Parties, and Seller’s written objection (“Seller’s Objection”) with corrected terms is not received by Buyer within 5 days of Seller’s receipt of this Agreement, or prior to delivery of Crude Oil to Buyer at the Delivery Point(s), whichever is earlier, all terms of this Agreement shall be deemed binding on both Parties. Any terms contained in a valid Seller’s Objection that are different than those stated herein shall be deemed merely as proposals by Seller, and shall not be binding on Buyer unless specifically agreed to in writing by Buyer, except to the extent an error is corrected in Seller’s Objection.

19.    GOVERNING LAW, VENUE AND WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAW. EACH PARTY HERETO AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT SOLELY IN ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT, ANY OBJECTION TO VENUE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF EITHER PARTY HERETO. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

Energy Transfer Crude Marketing LLC	Alpha Energy Texas Operating, LLC
by Alpha Energy, Inc, Manager

By:	By:
Name: Brenna Wilson	Name: Jay Leaver
Title: Sr Acct Manager - Commercial	Title: President

TRUCKING ADDENDUM

Rejected Load Fee. Buyer has the right to assess a fee in the amount of $150.00 per rejected load. This rejected load fee may be deducted from any payment due from Buyer under this Agreement.

Minimum Load. Seller agrees that no load will be called in to be hauled if the volume of merchantable Crude Oil in the tank is less than 170 barrels; provided that, for the following states or countries, “170” in this sentence shall instead be the number set forth opposite such state or country in the table below; and provided further that during the times Frost Laws are in place, “170” in this sentence shall instead be the minimum requirement prescribed by such Frost Laws for the applicable location.

State or Country	Minimum requirement
CANADA	210
COLORADO	200
MONTANA	210
NORTH DAKOTA	210
UTAH	250
MICHIGAN	270
WYOMING	200

Meter Policy. Seller agrees to notify Buyer promptly in the event that any meter on the Properties is not functioning or malfunctioning, and to again notify Buyer promptly when such meter begins to work properly. Buyer shall be notified in time to witness any repairs to such meter, as well as any measurement.

Tank Strapping. Seller agrees that the standard tank tables will be used for measurement until such time as (a) Seller provides tank strappings from a certified tank strapping company or (b) if Seller desires Buyer to strap tanks, Seller notifies Buyer of such desire and Buyer straps the tanks. No prior period adjustment will be made for the difference between the standard tank tables and a strapped tank.

Seller agrees to notify Buyer promptly if tanks are relocated, a tank is added, or one or more tanks are taken out of service.

Effective August 1, 2020

SUNOCO PARTNERS MARKETING & TERMINALS L.P.

CRUDE OIL PURCHASE AGREEMENT GENERAL PROVISIONS

(May 1, 2020)

1.

Quality and Measurement. Seller warrants that all Crude Oil sold and delivered hereunder shall be marketable and acceptable in the applicable common or segregated stream of the carriers involved but not to exceed 1% S&W. Seller further warrants that the Crude Oil delivered shall not be Contaminated Crude Oil, which shall be defined as Crude Oil contaminated by chemicals and/or substances foreign to virgin Crude Oil including, but not limited to chlorinated and/or oxygenated hydrocarbons and lead. Detection of Contaminated Crude Oil, in Buyer’s sole discretion, shall nullify the Crude Oil Purchase Agreement and Buyer shall be under no obligation to pay for the Contaminated Crude Oil. Quantities of Crude Oil sold and delivered hereunder shall be determined by a method of measurement generally accepted within the industry including, but not limited to, the use of automatic measuring equipment, tank gauges on 100% tank table basis, and certified truck gauges and meters. Meters shall be proven in accordance with the latest American Petroleum Institute (“API”) standards. Volume shall be measured in barrels of forty-two (42) U.S. Gallons as adjusted for temperature to 60 degrees Fahrenheit, less deduction for basic sediment and water and other impurities determined according to applicable API practices. Crude Oil containing basic sediment and water in excess of the quantity permitted by the applicable carrier’s tariff shall be treated by Seller to render it merchantable. Tests for quality shall be made at regular intervals by Buyer or Buyer’s representatives in accordance with recognized procedures. Each Party shall have the right to have a representative present to witness all tests and measurements, but in the absence of either Party’s representative, the results of the tests and measurements performed by Buyer shall be deemed to be conclusive.

2.

Default. If either Party commits any material breach of the terms of the Agreement, including, but not limited to, Seller failing to sell and deliver (or make any deficiency payment, indemnity payment, or payment for damages) or Buyer failing to take delivery of or pay the purchase price for all of the Crude Oil required to be sold and delivered by the terms of the Agreement, and fails to cure such breach within thirty (30) days following receipt of notice from the other Party, such event shall constitute a default under the Agreement and shall entitle the non-breaching Party to cancel or suspend deliveries, receipts and/or payments, as applicable, or terminate the Agreement and offset any payments due the non-breaching Party under the Agreement or other agreements between the two Parties, in any case without prejudice to any claim for damages or any other right or remedy under the Agreement or applicable law.

3.

Damages. The Parties agree that in the event of any material breach or repudiation of the Agreement, the non-breaching or non-repudiating Party shall be entitled to recover contract damages, lost profits, transportation, administrative or other costs for any cover or efforts to cover or resale, costs for related hedges, and any out-of-pocket costs and expenses, including, but not limited to, brokerage fees, commissions and other transactional costs, as well as court costs and reasonable legal fees (including attorneys’ fees), in each case to the extent incurred by the non-breaching or non-repudiating Party during the occurrence and continuation of a breach, in connection with enforcing or preserving its rights under the Agreement, in recovering such damages, costs or expenses, and/or in terminating and liquidating transactions between the Parties and any related hedges or other transactions. To the extent the non-breaching or non-repudiating Party makes efforts to cover, such cover volumes may be purchased or sold by such Party, as applicable, pursuant to multiple transactions. Notwithstanding the foregoing, the non-breaching or non-repudiating Party shall not be required to cover for the breaching or repudiating Party’s failure to perform; such Party’s failure to cover or attempt to cover shall not be deemed a waiver or otherwise impose any limitation upon that Party’s right to recover damages as set forth in this Section 3 (Damages). FOR PURPOSES OF SECTION 8 (LIMITATION OF LIABILITY), ALL SUCH DAMAGES, COSTS, AND EXPENSES SHALL BE DEEMED DIRECT DAMAGES AND THE PARTIES AGREE THAT IN NO EVENT SHALL THE WAIVER IN SECTION 8 (LIMITATION OF LIABILITY) BE APPLIED TO LIMIT RECOVERY OF DAMAGES, COSTS, OR EXPENSES SET FORTH IN THIS SECTION 3 (DAMAGES).

4.

Force Majeure. There shall be no breach or violation of the Agreement if either Party is prevented from fulfilling its obligations hereunder (other than the obligation to make payment when due, including any deficiency payment) because of an event beyond the reasonable control of a Party, including, but not limited to the following to the extent beyond the reasonable control of the Party so affected: an act of God; war; terrorism; strikes or other labor disturbances (regardless of the reasonableness of the demands of labor); riots; civil commotions; fires; floods; accidents; explosions; natural calamities; epidemics; sabotage; breakdowns, shortage of or inability to obtain energy, equipment or transportation, storage, manufacturing, refining or distribution facilities; or good faith compliance, whether mandatory or voluntary, with any regulation, direction or request, whether valid or invalid, made by any governmental authority or person purporting to act thereof (each, a “Force Majeure Event”); provided that, increased cost of performance by any Party or other economic difficulty on behalf of a Party shall not be considered a Force Majeure Event. Notwithstanding the foregoing, the following shall not, under any circumstance, constitute an event of Force Majeure:

(i)	insufficiency of Seller’s supplies of Crude Oil;
(ii)	lack of funds or other financial circumstance;
(iii)	availability of more attractive markets for Crude Oil;
(iv)	absence of a market or other need for Crude Oil;
(v)	lack of a need for Crude Oil to be provided under the Agreement; or
(vi)	availability of alternative Crude Oil transportation systems or services.

5.

Condition of Property. Seller agrees to maintain or cause to maintain the tanks and appurtenances related thereto, such as ladders, handrails, and catwalks, other equipment used in the Crude Oil measuring and delivery areas and locations (the “Delivery Areas”), the ingress and egress roads and other improvements to the Delivery Areas, and the Delivery Areas themselves in a safe and workmanlike condition with all required permits and authorizations such that Buyer, its employees, agents, and contractors may access the Delivery Areas to perform the duties and obligations set forth in the Agreement without injury or liability.

6.

GOVERNING LAW, VENUE AND WAIVER OF JURY TRIAL. THE AGREEMENT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAW. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THE AGREEMENT SHALL BE BROUGHT SOLELY IN ANY STATE OR FEDERAL COURT SITTING IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT, ANY OBJECTION TO VENUE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF EITHER PARTY HERETO. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL.

7.

Compliance with Laws. Each Party agrees that the performance of this Agreement shall comply with all applicable state, federal and local laws. Each Party shall supply evidence of compliance, if required.

8.

LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO CLAIMS FOR DAMAGES, COSTS OR EXPENSES SET FORTH IN SECTION 3 (DAMAGES), THIRD PARTY CLAIMS, OR CLAIMS RELATED TO CONTAMINATED CRUDE OIL (AS DEFINED IN THE AGREEMENT), THE PARTIES’ LIABILITY FOR DAMAGES IS LIMITED TO DIRECT, ACTUAL DAMAGES ONLY, AND NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES, IN TORT, CONTRACT OR OTHERWISE, OF ANY KIND, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE, THE SUSPENSION OF PERFORMANCE, THE FAILURE TO PERFORM OR THE TERMINATION OF THE AGREEMENT. FOR THE AVOIDANCE OF DOUBT, DEFICIENCY PAYMENTS (AS DEFINED IN THE AGREEMENT) AND CLAIMS FOR LOST PROFITS SHALL BE DEEMED DIRECT DAMAGES AND NOT EXCLUDED BY THIS SECTION. EACH PARTY ACKNOWLEDGES THE DUTY TO MITIGATE DAMAGES HEREUNDER.

9.

Waiver. Failure by either Party to object to any failure of performance by the other Party of any provision of the Agreement shall not constitute a waiver of, or estoppel against, the right of such Party to require such performance by the other. Nor shall any such failure to object constitute a waiver or estoppel with respect to any succeeding failure of performance.

10.

Assignment: Neither Party may assign the Agreement without the prior written consent of the other Party, which may not be unreasonably withheld, delayed or conditioned, provided however, Buyer may without consent assign its rights and interests in the Agreement to an Affiliate or to any entity or person that acquires all or materially all of Buyer’s assets or business related to crude oil purchases under the Agreement, or to any person or entity into or with which it is merged or consolidated.

11.

No Partnership. Nothing contained in the Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust, fiduciary or partnership duty, obligation or liability on or with regard to the Parties.

12.

Integration and Amendments. The Agreement embodies the entire understanding of the Parties hereto and supersedes all prior negotiations, understandings and Agreements between them with respect to the subject matter hereof. The provisions hereof may be waived, supplemented or amended only by an instrument in writing signed by a duly authorized representative of each of the Parties hereto.

13.

Severability. If any portion of the Agreement should be adjudged illegal or unenforceable, the remainder of the Agreement shall continue to be enforceable and shall not be impacted by the removal of the invalid portion.

14.

No Third Party Beneficiaries. There is no third party beneficiary to this Contract. Each party to this Contract represents and warrants that it has full and complete authority to enter into and to perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.

15.

Interpretation. The headings contained in the Agreement are used solely for convenience and do not constitute a part of the Agreement between the Parties and shall not be used to construe or interpret the provisions of the Agreement.

16.

Confidentiality. The identity of the Parties and the terms and conditions of the Agreement including any and all drafts, shall be kept confidential and neither Party shall disclose them to any third party except (i) as may be required by court order or applicable laws and regulations or other legal process, and/or (ii) to such Party’s or its Affiliates’ employees, auditors, consultants, banks, financial advisors and legal advisors that have a need to know such information. In the case of required disclosure covered by subclause (i), and if the receiving Party’s counsel advises that it is permissible to do so, the receiving Party shall promptly notify the other Party in writing of the request or demand received, and request further confidential treatment of the information it discloses. The Parties may exercise all remedies available at law or in equity to enforce or seek relief in connection with the confidentiality obligations contained herein. The confidentiality obligations of the Agreement shall expire one (1) year after the termination of the Agreement.

17.

Drafting. Each and every provision of the Agreement was drafted jointly by Buyer and Seller. In the event of any ambiguity in, or controversy with respect to, the meaning of any provision in the Agreement, no presumption or inference is to be drawn against either Party’s interpretation or construction of the Agreement by reason of such Party’s or its counsel’s participation in the drafting of the Agreement.

ALPHA ENERGY TEXAS OPERATING, LLC

COMMENCEMENT DATE: MAY 1, 2022

CONTRACT NUMBER: ALPHC22TP0001

Price Formula

PF1	The value shall be the posted price for Sunoco OK SW averaged for the front month during the calendar month of delivery, including weekends and holidays, plus the daily diff wtd avg quoted price for Argus WTI P-Plus averaged for the trade month of the contracted delivery month, excluding weekends and holidays.

Operator	Property Number	Property Name	County	State	DOI Type	Price Formula	Net Adjustment per Barrel (USD)
ALPHA ENERGY TEXAS OPERATING, LLC	064049	LOGAN COUNTY 11-32	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	058751	LOGAN COUNTY 22-11	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	045909	LOGAN COUNTY 2-3	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	046683	LOGAN COUNTY 2-9	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	073368	LOGAN COUNTY 30	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	074904	LOGAN COUNTY 1- 31	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	172192	LOGAN COUNTY 1-1	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	044497	LOGAN COUNTY 11-1	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	054560	LOGAN COUNTY 11-12	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	050198	LOGAN COUNTY 11-18	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	055254	LOGAN COUNTY 11-23	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	062147	LOGAN COUNTY 11-25	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	059383	LOGAN COUNTY 11-26	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	053181	LOGAN COUNTY 2- 24	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	044961	LOGAN COUNTY 2-2	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	053563	LOGAN COUNTY 2-20	LOGAN	OK	E	PF1	-1.90

ALPHA ENERGY TEXAS OPERATING, LLC	059384	LOGAN COUNTY 2-28	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	046050	LOGAN COUNTY 2-4	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	172191	LOGAN COUNTY 29-1	LOGAN	OK	E	PF1	-1.90
ALPHA ENERGY TEXAS OPERATING, LLC	054921	LOGAN COUNTY11-16	LOGAN	OK	E	PF1	-1.90

DocuSign

Certificate Of Completion

Envelope Id: 4A78320A305E4BEFBB2948D584A3BDE7 | Status: Completed
Subject: Please DocuSign: ALPHC22TP0001_NEW_MAY2022_00015590.pdf
Source Envelope:

Document Pages: 12	Signatures: 2	Envelope Originator:
Certificate Pages: 3	Initials: 0	Tammy Macek
AutoNav: Enabled		1300 Main Street
EnvelopeId Stamping: Enabled		Houston, TX 77002
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		tammy.macek@energytransfer.com
		IP Address: 63.105.50.19

Record Tracking

Status: Original 6/9/2022 10:02:08 AM	Holder: Tammy Macek tammy.macek@energytransfer.com	Location: DocuSign

Signer Events	Signature	Timestamp
BRENNA WILSON brenna.wilson@energytransfer.com Crude Oil Supply Manager Energy Transfer Security Level: Email, Account Authentication (None)	 Signature Adoption: Uploaded Signature Image Signed by link sent to brenna.wilson@energytransfer.com Using IP Address: 107.77.196.70 Signed using mobile	Sent: 6/9/2022 10:03:31 AM Viewed: 6/9/2022 11:28:18 AM Signed: 6/9/2022 11:28:30 AM
Electronic Record and Signature Disclosure: Accepted: 5/4/2022 1:27:23 PM ID: e5ce0dc3-5276-41e2-84b3-566c13f01ce9		
Jay Leaver jleaver@alpha-energy.us Security Level: Email, Account Authentication (None)	 Signature Adoption: Drawn on Device Signed by link sent to jleaver@alpha-energy.us Using IP Address: 66.36.121.7	Sent: 6/9/2022 11:28:32 AM Viewed: 6/9/2022 5:01:13 PM Signed: 6/10/2022 7:50:01 AM
Electronic Record and Signature Disclosure: Accepted: 6/9/2022 5:01:13 PM ID: 6cbf6701-cb33-41be-bfce-cac37df36278		

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Joe Kelloff jkelloff@alpha-energy.us Security Level: Email, Account Authentication (None)	COPIED	Sent: 6/9/2022 11:28:31 AM Viewed: 6/9/2022 12:38:47 PM
Electronic Record and Signature Disclosure:

Electronic Record and Signature Disclosure created on: 5/4/2022 7:46:22 AM

Parties agreed to: BRENNA WILSON, Jay Leaver, Joe Kelloff

CONSENT TO RECEIPT OF ELECTRONIC RECORD

In this consent:

·  “We,” “us,” “our” and “company” may mean individually or collectively Energy Transfer LP, Sunoco LP and its successors and assigns.

· “I,” “You” and “your” means the person giving this consent.

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At any time, you may request a paper copy of any record provided or made available electronically to you. Requests for paper copies should be made in writing to the appropriate designated person of the company.

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Your consent covers all records provided to you electronically.

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You must notify the appropriate designated person of the company in writing of any change in your email or other electronic mail address.

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The following are minimum hardware and software requirements for accessing the electronic record:

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By checking the ‘I Accept’ box, I confirm that:

·    I have access to and have read this Electronic CONSENT TO RECEIPT OF ELECTRONIC RECORD document; and

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